FOURTH AMENDMENT
                                     TO
                        CREDIT AND SECURITY AGREEMENT


     This Fourth Amendment is made this 9th day of December, 1996, by and between CARLYLE GOLF, INC., a Colorado corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").


                                  RECITALS

     The Borrower and the Lender entered into a Credit and Security Agreement dated as of July 7, 1995, as previously amended (the "Credit Agreement").

     The Borrower has requested that the Lender agree to amend certain loan covenants set forth in the Credit Agreement and to make a temporary term loan to the Borrower, and the Lender is willing to do so on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

     1. Section 1.1 of the Credit Agreement is hereby amended by amending the definition of the term "Inventory Cap" contained therein to read in its entirety as follows:

          "'Inventory Cap' means $550,000 during the months of December through May and $500,000 during the months of June through November."

     2. Section 1.1 of the Credit Agreement is hereby amended by deleting in its entirety the definition of the term "Note" contained therein and by adding the following new definition thereto to read in its entirety as follows:

          "'Notes' means the Term Note and the Revolving Note."

     3. Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of "Prior Season Inventory" contained therein to read in its entirety as follows:

          "'Prior Season Inventory' means Inventory which is initially offered for sale by the Borrower two or more seasons prior to the shipping period for the current season. As used in this definition, the shipping period for the spring season begins January 1 and the shipping period for the fall season begins June 15."

     4. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition thereto to read in their entirety as follows:

          "'Revolving Note' means the Amended and Restated Revolving Note of the Borrower dated December 9th, 1996 and payable to the Lender in the principal amount of $1,500,000, which note is issued in substitution for, and not in repayment of, the Revolving Note of the Borrower dated July 7, 1995."

     5. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition thereto to read in its entirety as follows:

          "'Term Note' means the promissory note of the Borrower dated December 9th, 1996 and payable to the Lender in the principal amount of $200,000."

     6. Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of the term "Termination Date" contained therein to read in its entirety as follows:

          "'Termination Date' means June 30, 1999."

     7.   The Credit Agreement is hereby amended by adding a new Section
2.13 thereto to read in its entirety as follows:

     "Section 2.13 TERM ADVANCE. The Lender agrees, on the terms and subject to the conditions herein set forth, to make a single Advance to the Borrower in the principal amount of $200,000, which Advance shall be secured by the Collateral as provided in Article III hereof. Upon fulfillment of the applicable conditions precedent to such Advance, the Lender shall disburse the proceeds of such Advance by depositing the same to the Borrower's demand deposit account maintained with Norwest Bank Colorado, N.A. unless the Lender and the Borrower shall agree in writing to another manner of disbursement. The Advance made pursuant to this
Section 2.13 shall be evidenced by and repayable with interest in accordance with the Term Note. The principal of the Term Note shall be payable as provided therein and on acceleration by the Lender pursuant to
Section 8.2 hereof, and shall bear interest as provided herein."

     8. Section 2.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 2.2  NOTES.

          (a) All Advances made by the Lender under Section 2.1 hereof shall be evidenced by and repayable with interest in accordance with the Revolving Note. The principal of the Revolving Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to Section 8.2 hereof, and shall bear interest as provided herein.

          (b) The Advance made by the Lender under Section 2.13 hereof shall be evidenced by and be repayable with interest in accordance with the Term Note. The principal of the Term Note shall be payable in equal monthly installments of $5,556 each, commencing on February 1, 1997 and continuing on the first day of each month thereafter until the earlier of March 31, 1997, or acceleration by the Lender pursuant to Section 8.2 hereof, when the outstanding principal balance thereof shall be due and payable in full. The Term Note shall bear interest as provided herein.

     9. Section 2.3 of the Credit Agreement is hereby amended by amending subsection (a) thereof to read in its entirety as follows:

          "(a) The principal of the Advances outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) as follows:

               (1) Advances pursuant to Section 2.1 hereof and evidenced by the Revolving Note shall bear interest at the Floating Rate; provided, however, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of such Advances outstanding from time to time shall be payable on the first day of each month and on the Termination Date or earlier demand or prepayment in full.

               (2) The Advance made pursuant to Section 2.13 hereof and evidenced by the Term Note shall bear interest at the Floating Rate; provided, however, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of such Advance outstanding from time to time shall be payable on the first day of each month and on March 31, 1997 or earlier demand or prepayment in full.

               (3) Notwithstanding anything contained in this Section 2.3 or the Notes to the contrary, from the first day of any month during which any Default or Event of Default occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the rate of interest payable on any and all Advances and on the Notes shall be the Default Rate."

     10. Section 2.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 2.4  VOLUNTARY PREPAYMENT; TERMINATION OF AGREEMENT BY
     BORROWER.

          (a)  The Borrower may, in its discretion, prepay the Revolving
     Note in whole or from time to time in part without penalty or premium.

          (b) The Borrower may, in its discretion, prepay the Term Note in whole or from time to time in part, PROVIDED, HOWEVER, that the Term Note may not be prepaid from the proceeds of a loan provided by a lender other than the Lender (or an affiliate of Norwest Corporation) unless the Borrower first provides the Lender with the opportunity of providing such credit facility on the same terms as such lender and the Lender declines to do so. If such prepayment is not made with the proceeds of a loan or other financing from an affiliate of Norwest Corporation, the Borrower shall pay a prepayment premium equal to two percent (2%) of the amount of such prepayment.

          (c) The Borrower may terminate this Agreement at any time and, subject to payment and performance of all the Borrower's obligations to the Lender, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by (i) giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement; and (ii) paying the Lender a prepayment fee of two percent (2%) of the Commitment if the prepayment occurs on or before July 7, 1997, and one percent (1%) of the Commitment if the prepayment occurs after July 7, 1997, but prior to the Termination Date, unless the Credit Facility is refinanced by an affiliate of Norwest Corporation, the outstanding Advances are repaid solely out of the cash flow of the Borrower or by the proceeds of the sale by the Borrower of equity securities and the Borrower does not obtain another credit facility with another lender within 90 days following such termination, or the termination occurs within 60 days after demand by the Lender for payment of compensation pursuant to Section 2.12."

     11. Section 2.5 of the Credit Agreement is hereby amended by amending the first sentence thereof to read in its entirety as follows:

     "Section 2.5 MANDATORY PREPAYMENT. Without notice or demand, if the sum of the outstanding principal balance of the Advances made pursuant to
Section 2.1 and evidenced by the Revolving Note shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Note to the extent necessary to reduce the sum of the outstanding principal balance of such Advances to the Borrowing Base."

     12. Section 6.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

     Section 6.12 BOOK NET WORTH. The Borrower shall, on each of the dates set forth below, maintain its Book Net Worth at an amount which is greater than or equal to the amount set forth opposite such date:

     PERIOD                   BOOK NET WORTH

     December 31, 1996        $1,531,000
     January 31, 1997         $1,439,000
     February 28, 1997        $1,454,000
     March 31, 1997           $1,481,000
     April 30, 1997           $1,498,000
     May 31, 1997             $1,519,000
     June 30, 1997            $1,525,000
     July 31, 1997            $1,550,000
     August 31, 1997          $1,562,000
     September 30, 1997       $1,545,000
     October 31, 1997         $1,461,000

Prior to October 1, 1997 the Lender and the Borrower shall negotiate in good faith as to the Book Net Worth that the Borrower shall be required to maintain for periods after October 31, 1997, but if the Borrower and the Lender do not agree, the Lender may designate the required Book Net Worth in its sole discretion, and the failure of the Borrower to maintain its Book Net Worth at or above the amounts designated by the Lender pursuant to this Section 6.12 shall constitute a default by the Borrower hereunder."

     13. Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

     "Section 6.13 NET INCOME. The Borrower shall, on each of the dates set forth below, have Actual Income or Loss of an amount which is greater than or equal to the amount set forth opposite such date:

     DATE                ACTUAL INCOME OR LOSS

     December 31, 1996        ($320,000)
     January 31, 1997         ($420,000)
     February 28, 1997        ($415,000)
     March 31, 1997           ($395,000)
     April 30, 1997           ($395,000)
     May 31, 1997             ($380,000)
     June 30, 1997            ($385,000)
     July 31, 1997            ($370,000)
     August 31, 1997          ($370,000)
     September 30, 1997       ($395,000)
     October 31, 1997         ($490,000)

Prior to October 1, 1997 the Lender and the Borrower shall negotiate in good faith as to the Actual Income or Loss that the Borrower shall be required to achieve for periods after October 31, 1997 but if the Borrower and the Lender do not agree, the Lender may designate the required Actual Income or Loss in its sole discretion, and the failure of the Borrower to achieve the designated Actual Income or Loss shall constitute a default by the Borrower hereunder."

     14. Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of the term "Floating Rate" contained therein to read in its entirety as follows:

          "'Floating Rate' means an annual rate equal to the sum of the Base Rate plus four percent (4.0%), which Floating Rate shall change when and as the Base Rate Changes, PROVIDED, HOWEVER, that if, on or before January 31, 1997, the Borrower uses the proceeds of an additional loan from the Lender to fund the acquisition of (i) substantially all of the assets of Pro-Line Cap Company, or (ii) a majority of the voting capital stock of Pro-Line Cap Company, the Floating Rate shall be reduced to an annual rate equal to the sum of the Base Rate plus three and one-quarter percent (3.25%) effective as of the date of such acquisition, which Floating Rate shall change when and as the Base Rate Changes."

     15. Section 2.11 of the Credit Agreement is hereby amended by adding a new subsection (d) thereto, to read in its entirety as follows:

          "(d) If, on January 31, 1997, the Borrower shall not have used the proceeds of an additional loan from the Lender to fund the acquisition of (i) substantially all of the assets of Pro-Line Cap Company, or (ii) a majority of the voting capital stock of Pro-Line Cap Company, the Borrower agrees to pay to the Lender a fully earned and non-refundable covenant restructuring fee of $7,500."

     16. Section 7.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

     "Section 7.10 CAPITAL EXPENDITURES. The Borrower will not expend or contract to expend in the aggregate more than $200,000 during its fiscal year ending October 31, 1997, or more than $100,000 in the aggregate during any subsequent fiscal year, for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset, whether payable currently or in the future."

     17. All outstanding Defaults by the Borrower under the Credit Agreement, which occurred prior to the date hereof, are waived effective as of the date each such Default occurred.

     18. This Fourth Amendment shall be effective only upon the execution and delivery by the Borrower of the promissory notes in substantially the form of Exhibits A and B hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written.

                         CARLYLE GOLF, INC.


                         By: /s/Jerome M. Hause
                         Its: President


                         NORWEST BUSINESS CREDIT, INC.


                         By: Brenda Swedlund
                         Its: Comm'l Banking Rep.